UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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HC CAPITAL TRUST

(Name of Registrant as Specified In Its Charter)

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HC CAPITAL TRUST

Five Tower Bridge, 300 Barr Harbor Drive, Suite 500

West Conshohocken, Pennsylvania 19428

March 27, 2015

To the Shareholders of The Small Capitalization – Mid Capitalization Equity Portfolio and The Institutional Small Capitalization – Mid Capitalization Equity Portfolio (collectively, the “Portfolios”) of the HC Capital Trust:

We encourage you to read the attached information statement thoroughly. As the information statement describes, the Board of Trustees of HC Capital Trust has approved amendments to the existing Portfolio Management Agreements between the Trust and Frontier Capital Management Company, LLC (“Frontier”) relating to the Portfolios that increase the fees payable to Frontier by the Portfolios on the terms described herein.

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter.

As always, thank you for your trust and confidence.

Sincerely yours,

Robert J. Zion
President
HC Capital Trust

HC Capital Trust

The Small Capitalization – Mid Capitalization Equity Portfolio

The Institutional Small Capitalization – Mid Capitalization Equity Portfolio

Five Tower Bridge, 300 Barr Harbor Drive, Suite 500

West Conshohocken, PA 19428

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of The Small Capitalization – Mid Capitalization Equity Portfolio and The Institutional Small Capitalization – Mid Capitalization Equity Portfolio (each, a “Portfolio” and collectively, the “Portfolios”), each of which is a series of HC Capital Trust (the “Trust”). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an Exemptive Order (the “Order”) that the Trust and Hirtle Callaghan & Co., LLC, of which the Trust’s investment adviser, HC Capital Solutions (the “Adviser”) is a division, received from the U.S. Securities and Exchange Commission (the “SEC”) on July 10, 2012. The Order permits the Adviser, under certain circumstances, to hire or replace independent investment advisory firms (each, a “Specialist Manager”) and to make changes to existing portfolio management agreements with Specialist Managers with the approval of the Board of Trustees (the “Board) of the Trust (without the need for a shareholder meeting). Under the conditions of the Order, the Board must provide notice to shareholders within 90 days of hiring a new Specialist Manager or implementing any material change in a portfolio management agreement.

At an in-person meeting held on March 10, 2015, the Board, including a majority of the Independent Trustees, considered and approved amendments (the “Amendments”) to the existing Portfolio Management Agreements (the “Agreements”) between the Trust and Frontier Capital Management Company, LLC (“Frontier”) relating to the Portfolios. The Amendments increase the fees payable to Frontier by the Portfolios as further described herein. The Trust then entered into the Amendments which became effective on March 11, 2015.

This Information Statement is being supplied to shareholders to fulfill the notice requirement, and a notice regarding the website availability of this Information Statement will be mailed on or about March 27, 2015 to the Portfolios’ shareholders of record as of March 13, 2015. This Information Statement describes the Amendments.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

INTRODUCTION AND BACKGROUND

The Trust is a diversified, open-end management investment company. The Trust is designed to operate in a “multi-manager” or “manager of managers” format and as a vehicle through which the Adviser and/or its affiliates implement certain asset allocation strategies on behalf of their investment advisory clients. Under the multi-manager structure, day-to-day portfolio management services and investment decisions are provided to each of the Trust’s investment portfolios by one or more independent investment advisory firms (each, a “Specialist Manager”). The Adviser serves as the Trust’s primary investment adviser and, in particular, monitors, evaluates and oversees the Specialist Managers that serve the Trust’s various portfolios. The Board is responsible for the overall supervision and management of the business and affairs of the Trust.

Frontier has provided day-to-day management for a portion of the assets of each the Portfolios since their respective inceptions: The Small Capitalization – Mid Capitalization Equity Portfolio on September 5, 1995; and The Institutional Small Capitalization – Mid Capitalization Equity Portfolio on August 15, 2008. The annual fee payable to Frontier by each of the Portfolios remained unchanged, at 0.45% of the net assets allocated to Frontier, from such inception dates until March 11, 2015. Citing the limited capacity of its small and mid capitalization strategies, and noting that the fee payable by the Portfolios was the lowest fee applicable to any of its clients in these strategies, Frontier indicated that it was unwilling to accept more than $90 million in aggregate assets from the Portfolios at such fee level. As the Adviser believed that the Portfolios could benefit from the ability to increase allocations of their respective assets to Frontier in the future, although neither Portfolio has a present intention to do so, the Adviser recommended an increase in the fee payable to Frontier by the Portfolios to the Board, and the Board approved such increase at a regular in-person meeting held on March 10, 2015. Under the terms of the Amendments, Frontier will be entitled to receive its standard annual fee for the asset class of 0.75% for all assets allocated to it in excess of $90 million of the Combined Assets (as defined below), provided that it will continue to receive an annual fee of 0.45% on the first $90 million of such Combined Assets. The term “Combined Assets” means the sum of the net assets of that portion of each of the Portfolios allocated to Frontier from time-to-time along with the net assets of each of those separately managed accounts advised by Hirtle Callaghan & Co. LLC for which Portfolio Manager provides day-to-day portfolio management services.

Additional information about Frontier is set forth under the heading “Management of the Trust” in this Information Statement.

As indicated above, the Trust and the Adviser’s parent organization have obtained the Order from the SEC, which permits the Adviser to enter into portfolio management agreements with Specialist Managers without obtaining shareholder approval under certain circumstances. The Adviser, subject to the review and approval of the Board, selects Specialist Managers for each of the Trust investment portfolios, and supervises and monitors the performance of each Specialist Manager. The Trust may rely on the Order, provided that the investment portfolios are managed by the Adviser, and comply with the terms and conditions set forth in the application for the Order.

The Order also permits the Adviser, subject to the approval of the Board, to replace Specialist Managers or amend portfolio management agreements without shareholder approval (except in the case of affiliated Specialist Managers) whenever the Adviser and the Board believe such action will benefit the respective Trust and its shareholders.

THE FRONTIER PORTFOLIO MANAGEMENT AGREEMENTS

As noted above, Frontier has provided day-to-day investment decisions for each of the Portfolios since their respective inceptions.

The Amendments with Frontier were approved by the Trust’s Board at the Board’s regular meeting held on March 10, 2015.

The fees to which Frontier is entitled under each of the Amendments are, in each case, higher than the fees to which Frontier would previously have been entitled with respect to allocated assets in excess of $90 million. Such fees remain, however, lower than the fees which are payable to three of the other six Specialist Managers serving each of the Portfolios.

The annual fees to which each of the Specialist Managers serving the Portfolio are currently entitled are as follows:

Ariel Investments, LLC (“Ariel”)	1.00% of the first $10 million of Combined Assets; 0.75% of the next $10 million and 0.50% of Combined Assets exceeding $20 million*

Cadence Capital Management, LLC (“Cadence”)	0.065% so long as the total Combined Assets are greater than $2 billion; 0.075% should Combined Assets be reduced to $2 billion or below due to redemptions.**

Cupps Capital Management, LLC	0.85%

Frontier Capital Management Company, LLC	0.45% on the first $90 million of Combined Assets; 0.75% on Combined Assets exceeding $90 million.*

IronBridge Capital Management LP	0.95%

Mellon Capital Management Corporation (“Mellon Capital”)	0.065% so long as the total Combined Assets are greater than $2 billion; 0.075% should Combined Assets be reduced to $2 billion or below due to redemptions.**

Pzena Investment Management, LLC	1.00%

*	With respect to each of Ariel and Frontier, the term “Combined Assets” means the sum of the net assets of that portion of each of the Portfolios allocated to the respective Specialist Manager from time-to-time along with the net assets of each of those separately managed accounts advised by Hirtle Callaghan & Co. LLC for which such respective Specialist Manager provides day-to-day portfolio management services.
**	With respect to each of Cadence and Mellon Capital, the term “Combined Assets means the sum of the net assets that portion of each of eleven portfolios of the Trust, including the Portfolios, allocated to the respective Specialist Manager along with the net assets of each of those separately managed accounts advised by Hirtle Callaghan & Co. LLC for which such respective Specialist Manager provides day-to-day portfolio management services

A copy of the form of Amendment appears attached to this Information Statement as Exhibit A. Information about Frontier is set forth under the heading “Management of the Trust” in this Information Statement.

Factors Considered by the Board

The Board, including a majority of the Independent Trustees, considered and approved the Amendments with Frontier relating to the Portfolios. In connection with its deliberations, the Board considered several factors. In addition, the Board reviewed information from Frontier about its business and operations.

In concluding that approval of the Amendments was in the best interests of each of the Portfolios and consistent with the expectations of shareholders, the Board gave substantial weight to the Adviser’s assessment of the structure of the Portfolios, Frontier’s capabilities and history with the Trust, including its past performance record with respect to the Portfolios, and the potential benefits of being able to increase each Portfolio’s allocation to Frontier beyond the current levels should the market conditions favor such increased allocations.

The Board also considered information provided to it by the Adviser and Frontier with respect to the nature and quality of the services currently being provided by Frontier, its performance record in managing Portfolios, its commitment to maintaining a consistent investment strategy, the size and depth of the organization and other factors. The Board also considered the specific terms of the Amendments, noting that other than an increased fee on any additional assets allocated to Frontier there would be no changes to the existing Agreements.

In summary, the Board concluded that the implementation of the Amendments with Frontier would be in the best interests of the Trust and the shareholders of each of the Portfolios. During the course of its deliberations, and as indicated above, the Board considered recommendations made by the Adviser as well as information provided to it relating to Frontier’s management style and past performance record, noting that it had most recently performed its annual review of Frontier when approving the continuance of the Agreements at the Board’s meeting held on September 9, 2014. Specifically, in considering the nature and quality (including performance) of the services expected to be provided by Agincourt, the Board had before it information that it received from the Adviser and Frontier with respect to Frontier’s commitment to implementing a consistent investment program and information relating to its compliance programs and back office systems. The Board also considered a range of information with respect to the experience and professional background of the portfolio manager serving the Portfolios. In concluding that the services to be provided by Frontier were reasonably likely to continue to benefit the Portfolios, the Board did not rely upon any single factor, but gave substantial weight to the Adviser’s recommendations and its view with respect to the ability of Frontier to continue to carry out the investment policies of the Portfolios and to ensure continuity in their investment strategies.

The Board also determined that the rate at which Frontier would be compensated for its services under the Amendments was reasonable. In reaching this conclusion, the Board was informed with respect to, among other relevant factors, comparative fee information, including information regarding both peer group fees and fees charged to the Portfolios by each of the other Specialist Managers serving the Portfolios. The Board did not specifically rely upon such comparisons, but gave substantial weight to the fact that the rate at which Frontier was to be compensated was determined as a result of arms-length negotiations conducted by the officers of the Trust and the Adviser and that such fee would, effectively, allow the Portfolios greater access to Frontier’s services.

Additional Information About the Agreements with Frontier Relating to the Portfolios

The Agreements each require the named service provider to (i) provide a continuous investment program for that portion of the respective Portfolio’s assets that may be allocated to it; (ii) provide investment research; (iii) select brokers and dealers through which securities transactions are executed; and (iv) maintain certain records required under relevant provisions of the Investment Company Act of 1940 (the “1940 Act”). The Agreements also provide: that the service provider will not be liable to the Trust for any loss sustained by the Trust unless such loss is caused by the service provider’s willful misfeasance, reckless disregard of duty, bad faith or gross negligence; for termination of the agreement by the Trust or by the service provider upon sixty days’ written notice; and its termination in the event of an “assignment” as defined in the 1940 Act. For more information on the fees and expenses of the Portfolios, see the pro-forma fee and expense tables in Appendices A and B.

With respect to duration and termination, each Agreement provides that it will remain in effect from year to year, beyond its initial two year term, for so long as its continuance is specifically approved, at least annually, by (i) a majority of the Board or the vote of the holders of a majority of the respective Portfolio’s outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of the Trust’s Independent Trustees.

MANAGEMENT OF THE TRUST

Information about HC Capital Solutions. Under the terms of separate discretionary investment advisory agreements with the Trust, the Adviser continuously monitors the performance of various investment management organizations, including the several Specialist Managers retained by the Trust and generally oversees the services provided to the Trust by its administrator, custodian and other service providers. Each of the HC Agreements also authorizes the Adviser to allocate and reallocate assets among Specialist Managers in multi-manager portfolios of the Trust from time to time. In addition, the HC Agreements provide that the Adviser will make its officers available to serve as officers and/or Trustees of the Trust, and maintain office space sufficient for the Trust’s principal office. For its services under the HC Agreements, the Adviser is entitled to receive an annual fee of 0.05% of each Portfolio’s average net assets. For the fiscal year ended June 30, 2014, the Adviser received advisory fees from each of the Portfolios in the following amounts:

The Small Capitalization – Mid Capitalization Equity Portfolio	$60,000

The Institutional Small Capitalization – Mid Capitalization Equity Portfolio	$89,000

The Adviser is a division of Hirtle, Callaghan & Co., LLC, and wholly owned by Hirtle Callaghan Holdings, Inc., which is controlled by Jonathan J. Hirtle. The Adviser’s principal offices are located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428. Robert J. Zion, Chief Operating Officer, Secretary and a Principal of Hirtle, Callaghan & Co., LLC, serves on the Trust’s Board and also serves as President of the Trust. The current HC Agreements were last approved by the Trust’s Board (including a majority of the Trust’s Independent Trustees) at a meeting of the Board held on March 10, 2015.

Information about Frontier.

Frontier serves as a Specialist Manager for The Small Capitalization – Mid Capitalization Equity Portfolio and The Institutional Small Capitalization – Mid Capitalization Equity Portfolio. For its services to The Small Capitalization – Mid Capitalization Equity and The Institutional Small Capitalization – Mid Capitalization Equity Portfolios, Frontier receives a fee based on the average daily net asset value of the Combined Assets at an annual rate of 0.45% of the first $90 million in such Combined Assets and 0.75% on Combined Assets exceeding $90 million. The term “Combined Assets” means the sum of the net assets of that portion of each of the Portfolios allocated to Frontier from time-to-time along with the net assets of each of those separately managed accounts advised by Hirtle Callaghan & Co. LLC for which Portfolio Manager provides day-to-day portfolio management services. During the fiscal year ended June 30, 2014, Frontier received fees of 0.45% of the average daily net assets of each portion of The Small Capitalization – Mid Capitalization Equity Portfolio and The Institutional Small Capitalization – Mid Capitalization Equity Portfolio allocated to Frontier. Frontier manages one other registered investment company that has investment objectives and policies similar to those of the Portfolios, as follows:

Assets as of 12/31/14	Frontier Advisory Fee
$181 Million	0.75%

Frontier, the principal offices of which are located at 99 Summer Street, Boston, MA 02110, was established in 1980 and is a registered investment adviser. Michael Cavarretta is responsible for making the day-to-day investment decisions for that portion of the Portfolios’ assets assigned to Frontier. Mr. Cavarretta has been Chairman of Frontier since 2010, is a Chartered Financial Analyst and has been an investment professional with Frontier since 1988. He received an MBA from Harvard Business School. Andrew Bennett also has day-to-day responsibility for investment decisions for Frontier’s portion of the Portfolios’ assets. He is a Chartered Financial Analyst and has been an investment professional at Frontier since 2003. He received a B.A. from Wheaton College. Frontier had, as of December 31, 2014, approximately $13.9 billion in assets under management, of which approximately $3.2 billion represented assets of mutual funds. Affiliated Managers Group, Inc. (“AMG”), a Boston-based asset management holding company, holds a majority interest in Frontier. Shares of AMG are listed on the New York Stock Exchange (Symbol: AMG)

The name and principal occupation of the principal executive officers and each director of Frontier, where applicable, are as follows:

Name	Principal Occupation
Michael A. Cavarretta, CFA	Chairman
Stephen M. Knightly, CFA	President
William J. Ballou	Chief Operating Officer, Chief Compliance Officer
Sarah J. Jankowski	Chief Administrative Officer

Information about the Other Specialist Managers.

The Small Capitalization – Mid Capitalization Equity Portfolio. The Small Capitalization – Mid Capitalization Equity Portfolio is currently managed by seven (7) Specialist Managers: Ariel Investments, Inc. (“Ariel”); Cadence Capital Management, LLC (“Cadence”); Cupps Capital Management, LLC (“Cupps”); Frontier; IronBridge Capital Management LP (“IronBridge”); Mellon Capital Management Corporation (“Mellon Capital”); and Pzena Investment Management, LLC (“Pzena”). Ariel’s headquarters are located at 200 East Randolph Street, Suite 2900, Chicago, IL 60601. Cadence’s headquarters are located at 265 Franklin Street, Boston, MA 02110. Cupps’ principal offices are located at 300 North LaSalle Boulevard, Suite 5425, Chicago, Illinois 60654. IronBridge is located at One Parkview Plaza, Suite 700, Oakbrook Terrace, IL 60181. Mellon Capital’s principal offices are located at 50 Freemont Street, Suite 3900, San Francisco, CA, 94105. Pzena’s headquarters is located at 120 West 45th Street, 20th Floor, New York, NY 10036

The Institutional Small Capitalization – Mid Capitalization Equity Portfolio. The Institutional Small Capitalization – Mid Capitalization Equity Portfolio is also currently managed by the same seven (7) Specialist Managers: Ariel; Cadence; Cupps; Frontier; IronBridge; Mellon Capital and Pzena.

Administration and Related Services. Citi Fund Services Ohio, Inc. and certain of its affiliated companies (collectively, “Citi”) currently provide administration, transfer agency and accounting services to the Trust pursuant to the terms of separate agreements between Citi and the Trust. Citi is located at 3435 Stelzer Road, Columbus, Ohio 43219.

Distribution Services. Unified Financial Securities, Inc. (“Unified”) serves as the Trust’s principal underwriter pursuant to an agreement approved by the Board on March 10, 2009 and amended on March 1, 2011. Unified is a wholly-owned subsidiary of Huntington Bancshares, Inc. Because shares of the Trust’s investment portfolios are available only to clients of the Adviser and financial intermediaries that have established a relationship with the Adviser, the services to be provided by Unified are limited. Unified will receive an annual fee of $50,000 for performing the services listed under its agreement. The offices of the principal underwriter are located at 2960 North Meridien St., Suite 300, Indianapolis, IN, 46208. None of Unified’s duties under its agreement are primarily intended to result in the sale of Trust shares.

General Matters Under Delaware Law

As a Delaware Statutory Trust, the Trust is not required, and currently does not intend, to hold annual meetings of shareholders except as required by the 1940 Act or other applicable law. The 1940 Act requires initial shareholder approval of each of the investment advisory agreements, election of Trustees and, if the Trust holds an annual meeting, ratification of the Board’s selection of the Trust’s registered independent public accounting firm. Under certain circumstances, the law provides shareholders with the right to call for a meeting of shareholders to consider the removal of one or more Trustees. To the extent required by law, the Trust will assist in shareholder communication in such matters. Although the Trust does not anticipate that an annual meeting will be held, shareholders may submit proposals that will be considered for submission to shareholders at such meeting. In the event that an annual meeting is held, any such proposal must be received at least 120 days before proxy statements prepared in connection with such a meeting are forwarded to shareholders.

Additional Information

The Trust is not aware of any shareholders who hold beneficially 5% or more of shares of any of the Portfolios as of March 13, 2015. The Adviser may be deemed to have, or share, investment and/or voting power with respect to more than 50% of the shares of the Trust’s portfolios, with respect to which shares the Adviser disclaims beneficial ownership. The Trustees and officers of the Trust, as a group, own less than 1% of the outstanding shares of the Portfolios.

By Order of the Board of Trustees

Dated: March 27, 2015

Appendix A

Pro Forma Fee and Expense Table: The Small Capitalization – Mid Capitalization Equity Portfolio

The tables and examples shown below are designed to assist investors in understanding the various costs and expenses of an investment in shares of The Small Capitalization – Mid Capitalization Equity Portfolio (the “Portfolio”). Each is designed to correspond with the tables relating to the Portfolio that appear in the prospectus for the Trust. Neither should be considered a representation of past or future expenses or performance, and actual expenses may vary from year to year, and may be higher or lower than those shown.

As indicated in the Information Statement, the rate at which Frontier will be compensated going forward will be higher with respect to any aggregate assets allocated to Frontier in excess of $90 million. There is no present intention, however, to allocate any additional assets to Frontier in the foreseeable future. Accordingly, the overall level of advisory fees payable by the Portfolio is not expected to change relative to advisory fees incurred during the Portfolio’s fiscal year ended June 30, 2014. To the extent that the Adviser should choose to allocate additional Portfolio assets to Frontier in the future, the overall advisory fees would be expected to increase.

The following tables compare the management fees and expenses (expressed as a percentage of average net assets) actually incurred by the Portfolio during the Portfolio’s fiscal year ended June 30, 2014 with the advisory fees that would have been incurred during such periods had the Amendment been in place during that period.

HC Strategic Shares

Pro Forma with respect to the FYE June 30, 2014

The net assets of the Portfolio’s HC Strategic Shares as of June 30, 2014 were approximately $114 million.

As of June 30, 2014, the allocations for each of the Specialist Managers then serving the Portfolio were: 5% to Ariel; 0% to Cadence; 0% to Cupps; 28% to Frontier; 28% to IronBridge; 23% to Mellon Capital; and 16% to Pzena. As noted above, there is no present intention to materially increase the allocation to Frontier. Accordingly, the pro forma fees and expenses were calculated using the same allocations. To the extent that additional Portfolio assets are allocated to Frontier in the future, the overall management fees for the Portfolio would be expected to increase.

	Actual Fees as of 6/30/2014	Fees Under Current Amendment as of 6/30/2014
Management Fees*	0.67%	0.67%
Other Expenses	0.08%	0.08%
Acquired Fund Fees and Expenses	0.02%	0.02%

Total Portfolio Operating Expenses	0.77%	0.77%

*	The figure shown includes all management fees paid by the Portfolio, including 0.05% which is paid to HC Capital Solutions.

Examples. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Actual Expenses as of 6/30/2014	Expenses that would have been Incurred during the FYE 6/30/2014 if the new Amendment with Frontier had been in place during such period

1 year	$79	$79

3 years	$246	$246

5 years	$428	$428

10 years	$954	$954

HC Advisors Shares

Pro Forma with respect to the FYE June 30, 2014

The net assets of the Portfolio’s HC Advisors Shares as of June 30, 2014 were approximately $207,000.

As of June 30, 2014, the allocations for each of the Specialist Managers then serving the Portfolio were: 5% to Ariel; 0% to Cadence; 0% to Cupps; 28% to Frontier; 28% to IronBridge; 23% to Mellon Capital; and 16% to Pzena. As noted above, there is no present intention to materially increase the allocation to Frontier. Accordingly, the pro forma fees and expenses were calculated using the same allocations. To the extent that additional Portfolio assets are allocated to Frontier in the future, the overall management fees for the Portfolio would be expected to increase.

	Actual Fees as of 6/30/2014	Fees Under Current Amendment as of 6/30/2014
Management Fees*	0.67%	0.67%
Distribution and/or Service (12b-1) Fees	0.25%	0.25%
Other Expenses	0.08%	0.08%
Acquired Fund Fees and Expenses	0.02%	0.02%

Total Portfolio Operating Expenses	1.02%	1.02%

*	The figure shown includes all management fees paid by the Portfolio, including 0.05% which is paid to HC Capital Solutions.

Examples. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Actual Expenses as of 6/30/2014	Expenses that would have been Incurred during the FYE 6/30/2014 if the new Amendment with Frontier had been in place during such period

1 year	$104	$104

3 years	$325	$325

5 years	$563	$563

10 years	$1,248	$1,248

Appendix B

Pro Forma Fee and Expense Table:

The Institutional Small Capitalization – Mid Capitalization Equity Portfolio

The tables and examples shown below are designed to assist investors in understanding the various costs and expenses of an investment in shares of The Institutional Small Capitalization – Mid Capitalization Equity Portfolio (the “Portfolio”). Each is designed to correspond with the tables relating to the Portfolio that appear in the prospectus for the Trust. Neither should be considered a representation of past or future expenses or performance, and actual expenses may vary from year to year, and may be higher or lower than those shown.

As indicated in the Information Statement, the rate at which Frontier will be compensated going forward will be higher with respect to any aggregate assets allocated to Frontier in excess of $90 million. There is no present intention, however, to allocate any additional assets to Frontier in the foreseeable future. Accordingly, the overall level of advisory fees payable by the Portfolio is not expected to change relative to advisory fees incurred during the Portfolio’s fiscal year ended June 30, 2014. To the extent that the Adviser should choose to allocate additional Portfolio assets to Frontier in the future, the overall advisory fees would be expected to increase.

The following tables compare the management fees and expenses (expressed as a percentage of average net assets) actually incurred by the Portfolio during the Portfolio’s fiscal year ended June 30, 2014 with the advisory fees that would have been incurred during such periods had the Amendment been in place during that period.

HC Strategic Shares

Pro Forma with respect to the FYE June 30, 2014

The net assets of the Portfolio’s HC Strategic Shares as of June 30, 2014 were approximately $182 million.

As of June 30, 2014, the allocations for each of the Specialist Managers then serving the Portfolio were: 0% to Ariel; 0% to Cadence; 9% to Cupps; 29% to Frontier; 33% to IronBridge; 16% to Mellon Capital; and 13% to Pzena. As noted above, there is no present intention to materially increase the allocation to Frontier. Accordingly, the pro forma fees and expenses were calculated using the same allocations. To the extent that additional Portfolio assets are allocated to Frontier in the future, the overall management fees for the Portfolio would be expected to increase.

	Actual Fees as of 6/30/2014	Fees Under Current Amendment as of 6/30/2014
Management Fees*	0.71%	0.71%
Other Expenses	0.07%	0.07%
Acquired Fund Fees and Expenses	0.03%	0.03%

Total Portfolio Operating Expenses	0.81%	0.81%

*	The figure shown includes all management fees paid by the Portfolio, including 0.05% which is paid to HC Capital Solutions.

Examples. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Actual Expenses as of 6/30/2014	Expenses that would have been Incurred during the FYE 6/30/2014 if the new Amendment with Frontier had been in place during such period

1 year	$83	$83

3 years	$259	$259

5 years	$450	$450

10 years	$1,002	$1,002

HC Advisors Shares

Pro Forma with respect to the FYE June 30, 2014

The net assets of the Portfolio’s HC Advisors Shares as of June 30, 2014 were approximately $239,000.

As of June 30, 2014, the allocations for each of the Specialist Managers then serving the Portfolio were: 0% to Ariel; 0% to Cadence; 9% to Cupps; 29% to Frontier; 33% to IronBridge; 16% to Mellon Capital; and 13% to Pzena. As noted above, there is no present intention to materially increase the allocation to Frontier. Accordingly, the pro forma fees and expenses were calculated using the same allocations. To the extent that additional Portfolio assets are allocated to Frontier in the future, the overall management fees for the Portfolio would be expected to increase.

	Actual Fees as of 6/30/2014	Fees Under Current Amendment as of 6/30/2014
Management Fees*	0.71%	0.71%
Distribution and/or Service (12b-1) Fees	0.25%	0.25%
Other Expenses	0.07%	0.07%
Acquired Fund Fees and Expenses	0.03%	0.03%

Total Portfolio Operating Expenses	1.06%	1.06%

*	The figure shown includes all management fees paid by the Portfolio, including 0.05% which is paid to HC Capital Solutions.

Examples. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Actual Expenses as of 6/30/2014	Expenses that would have been Incurred during the FYE 6/30/2014 if the new Amendment with Frontier had been in place during such period

1 year	$108	$108

3 years	$337	$337

5 years	$585	$585

10 years	$1,294	$1,294

Exhibit A

Amendment

The [                    ] Portfolio of the

HC Capital Trust

Amendment, effective             , 2015 to that certain Portfolio Management Agreement dated [                    ] (“Agreement”) between Frontier Capital Management Company, LLC (“Portfolio Manager”) and the HC Capital Trust (“Trust”) (formerly, The Hirtle Callaghan Trust), a Delaware statutory trust, relating to The Small Capitalization – Mid Capitalization Equity Portfolio (the “Portfolio”) (formerly The Small Capitalization Equity Portfolio) of the Trust.

WHEREAS, the Trust has retained the Portfolio Manager to provide a continuous program of investment management for certain assets of the Portfolio (“Account”) pursuant to the Agreement; and

WHEREAS, the Trust and Portfolio Manager have agreed to a change in the fee schedule according to which Portfolio Manager is pad by the Portfolio; and

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, the parties agree that Section 4 of the Agreement is hereby deleted and replaced with the following:

4. Expenses and Compensation. (a) Portfolio Manager shall pay all of its expenses incurred in the performance of its duties under its Agreement and, except for expenses specifically assumed or agreed to be paid by the Portfolio Manager under this Agreement, the Portfolio Manager shall not be liable for any expenses of the Portfolio or the Trust, including, without limitation: (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase and sale of securities or other investment instruments with respect to the Portfolio; and (iii) custodian fees and expenses.

(b) Subject to the foregoing, for its services under this Agreement, Portfolio Manager shall be entitled to receive a fee, which fee shall be calculated daily and payable monthly in arrears at the annual rate of 0.45% of the first $90 million of the Combined Assets; and 0.75% on Combined Assets over $100 million.

(c) For purposes of this Agreement:

(i)	“Combined Assets” shall mean the sum of (i) the net assets of the Account; (ii) the net assets of The [ ] Portfolio (the “Other Portfolio”) of the Trust for which Portfolio Manager provides day-to-day portfolio management services; and (iii) the net assets of each of those separately managed accounts advised by Hirtle Callaghan & Co. LLC for which Portfolio Manager provides day-to-day portfolio management services (the “Other Hirtle Accounts”).

(ii)	“Average Quarterly Net Assets” shall mean the average of the average daily net asset values of the Account and that portion of the Other Portfolio for which Portfolio Manager provides day-to-day portfolio management services and/or the average of the net asset values of the Other Hirtle Accounts, as the case may be, as of the last business day of each of the three months in the calendar quarter. It is understood that the average daily net asset values of the Account and the Other Portfolio shall be calculated in accordance with the policies of the Trust as set forth in the Trust’s prospectus as it may be amended from time to time and that the net asset value of the Other Accounts shall be calculated by the applicable custodian or valuation agent and that income accruals and receivables shall be included in making such calculation.

(iii)	The fee payable to Portfolio Manager by the Portfolio shall be paid and billed in arrears based on the Average Quarterly Net Assets of the Combined Assets during the preceding calendar quarter. The fee payable shall be calculated by applying the annual rate, as set forth in the fee schedule above, to the Average Quarterly Net Assets of the Combined Assets, dividing by 365, multiplying by the number of days in the preceding calendar quarter, and multiplying by a factor that is equal to the proportion that the Quarterly Average Net Assets of the Account bears to the Combined Assets.

(iv)	For a calendar quarter in which this Agreement becomes effective or terminates, the portion of the Portfolio Manager’s fee due hereunder with respect to the Account shall be prorated on the basis of the number of days that the Agreement is in effect during the calendar quarter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.

Frontier Capital Management Company, LLC	HC Capital Trust

By:	By:

Name:	Name:

Title:	Title: